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                                                                   Exhibit 15.1


                  Acknowledgment Letter Of Ernst & Young, LLP
                          Independent Accountants



August 25, 1998

Board of Directors
Reynolds Metals Company

We are aware of the incorporation by reference in each Prospectus constituting part of each Post-Effective Amendment No. 1 on Form S-3 to Form S-16 Registration Statement (Registration Nos. 2-62247 and 2-65638) and in each Prospectus constituting part of each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-3027, 33-16674, 33-19035, 33-40196 and 33-58741) and in each Form S-8 Registration Statement or Post-Effective Amendment (Registration Nos. 33-21506, 33-40199, 33-37548, 33-28064, 33-15639, 33-61986, 33-51121, 333-26361 and 333-32393) of Ball
Corporation of our report dated May 28, 1998, relating to the March 31, 1998 unaudited combined interim financial statements of North American Can Operations (a component of Reynolds Metals Company) that are included in Ball Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 1998.



                                     /s/ Ernst & Young LLP
                                     ---------------------------------

Richmond, Virginia